Exhibit 10.5

2012 AMENDMENT TO THE

PRIDE INTERNATIONAL, INC.

2004 DIRECTORS’ STOCK INCENTIVE PLAN

(As Amended and Restated Effective March 26, 2008 and

As Assumed by Ensco plc as of May 31, 2011)

THIS AMENDMENT is effective the 14th of May 2012, by Ensco plc, having its principal office in London, England (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, on February 19, 2004, the board of directors of Pride International, Inc., a Delaware corporation (“Pride”), adopted the Pride International, Inc. 2004 Directors’ Stock Incentive Plan which became effective as of that date and was approved by the stockholders of Pride on May 18, 2004, and which was subsequently amended and restated by the board of directors of Pride effective March 26, 2008, with stockholder approval on May 19, 2008 (the “Plan”);

WHEREAS, the Plan was subsequently amended and assumed by the Company in its merger with Pride, effective as of May 31, 2011;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and approved this 2012 Amendment to the Plan by unanimous written consent on May 8, 2012; and

WHEREAS, the Company now desires to adopt this 2012 Amendment to Plan for the purpose of (i) deleting the definition of “ADS” in Section 2 of the Plan, (ii) amending the definition of “Common Stock” in Section 2 of the Plan, and (iii) amending Section 4 of the Plan to remove references to ADSs held in reserve by a subsidiary of the Company;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company hereby adopts the following 2012 Amendment to the Plan:

1. Section 2 of the Plan is hereby amended by deleting the definition “ADS.”

2. The definition of “Common Stock” in Section 2 of the Plan is hereby amended in its entirety to read as follows:

“Common Stock” means Class A ordinary shares of the Company, nominal value US$0.10 per share. All references in the Plan to ADSs shall be read and considered to be references to shares of Common Stock, unless the context otherwise requires, and all references (specific or otherwise) to “stockholders of the Company” shall be read and considered to be references to holders of shares of Common Stock, unless the context otherwise requires, and all provisions of the Plan shall be consistently interpreted and applied.

3. Section 4 of the Plan is hereby amended to read as follows:

4. Common Stock Available for Awards. No Award made wholly or partly in Common Stock (including SARs, Restricted Stock Units or Options which may be exercised for or settled in Common Stock) shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock not issued but covered by or subject to Awards then outstanding under the Plan (after giving effect to the grant of the Award in question) exceeding 540,000 shares. Upon allocation of all shares of Common Stock available for Awards under the Plan, no further Awards shall be made under the Plan prior to approval by the Company’s stockholders of additional shares of Common Stock Awards under the Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. Shares of Common Stock used to satisfy the exercise of Options that are assumed by the Company in connection with the merger between Pride International, Inc. and the Company shall be authorized but unissued shares of Common Stock.

[signatures on next page]

IN WITNESS WHEREOF, the Company has caused this 2012 Amendment to the Pride International, Inc. 2004 Directors’ Stock Incentive Plan to be signed on its behalf by and a its duly authorized officer, effective as first above written.

ENSCO PLC

/s/ Christopher T. Weber
By:	Christopher T. Weber
Its:	Vice President – Treasurer